MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES







                        CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

              AND FOR THE PERIODS ENDED SEPTEMBER 30, 1998 AND 1997

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X
                                    ---------

                                                                  PAGE
                                                                  ----
Consolidated Balance Sheets -
    September 30, 1998 and
      and December 31, 1997 (Unaudited)                             3

Consolidated Statements of Income -
    Three months and nine months ended September 30, 1998
      and 1997 (Unaudited)                                          4

Consolidated Statement of Changes in Shareholder's Equity -
    Nine months ended September 30, 1998 (Unaudited)                5

Consolidated Statements of Cash Flows -
    Nine months ended September 30, 1998 and 1997 (Unaudited)       6

Notes to Consolidated Financial Statements (Unaudited)              7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                 (Dollars in thousands except per share amounts)

                                                                        September 30, 1998            December 31, 1997
                                                                      -----------------------    ------------------------

                   ASSETS
Investments:
   Fixed-maturity securities held as available-for-sale
     at fair value (amortized cost $5,450,126 and $4,600,528)                  $5,838,488                     $4,867,254
   Short-term investments, at amortized cost
     (which approximates fair value)                                              316,213                        242,730
   Other investments                                                               16,886                         16,802
                                                                          ----------------            -------------------
        TOTAL INVESTMENTS                                                       6,171,587                      5,126,786
Cash and cash equivalents                                                          16,241                          3,983
Securities purchased under agreements to resell                                   201,000                        182,820
Accrued investment income                                                          83,311                         78,601
Deferred acquisition costs                                                        236,768                        154,100
Prepaid reinsurance premiums                                                      295,175                        252,893
Reinsurance recoverable on unpaid losses                                          170,000                            ---
Goodwill (less accumulated amortization
   of $50,811 and $47,152)                                                         92,169                         95,829
Property and equipment, at cost (less accumulated
   depreciation of $22,315 and $18,256)                                            64,012                         53,484
Receivable for investments sold                                                    14,854                          1,616
Other assets                                                                       94,275                         37,437
                                                                          ----------------            -------------------
        TOTAL ASSETS                                                           $7,439,392                     $5,987,549
                                                                          ================            ===================

               LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Deferred premium revenue                                                    $2,205,690                     $1,984,104
   Loss and loss adjustment expense reserves                                      282,044                         78,872
   Securities sold under agreements to repurchase                                 201,000                        182,820
   Deferred income taxes                                                          320,313                        251,134
   Deferred fee revenue                                                            34,892                            ---
   Payable for investments purchased                                              109,420                         23,020
   Other liabilities                                                              115,271                        103,740
                                                                          ----------------            -------------------
        TOTAL LIABILITIES                                                       3,268,630                      2,623,690
                                                                          ----------------            -------------------

Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
     issued and outstanding - 100,000 shares                                       15,000                         15,000
   Additional paid-in capital                                                   1,483,271                      1,139,949
   Retained earnings                                                            2,422,642                      2,042,323
   Accumulated other comprehensive income, net
     of deferred income tax provision
     of $136,313 and $94,416                                                      249,849                        166,587
                                                                          ----------------            -------------------
        TOTAL SHAREHOLDER'S EQUITY                                              4,170,762                      3,363,859
                                                                          ----------------            -------------------

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                             $7,439,392                     $5,987,549
                                                                          ================            ===================

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                             (Dollars in thousands)

                                                 Three months ended              Nine months ended
                                                    September 30                    September 30
                                           --------------------------------------------------------------
                                               1998            1997             1998            1997
                                           -------------   -------------    -------------   -------------
Revenues:
    Gross premiums written                     $167,872        $124,858         $536,518        $382,602
    Ceded premiums                              (27,498)        (16,204)         (62,327)        (45,017)
                                           -------------   -------------    -------------   -------------
        Net premiums written                    140,374         108,654          474,191         337,585
    Increase in deferred premium revenue        (34,214)        (33,959)        (178,519)       (117,303)
                                           -------------   -------------    -------------   -------------
        Premiums earned (net of ceded
            premiums of $30,027, $10,039,
            $57,095 and $31,304)                106,160          74,695          295,672         220,282
    Net investment income                        83,707          72,283          241,300         206,201
    Net realized gains                            9,089           6,119           22,981          12,974
    Advisory fees                                 4,696             ---           15,969             ---
    Other                                             1             321              (19)          1,014
                                           -------------   -------------    -------------   -------------
        Total revenues                          203,653         153,418          575,903         440,471
                                           -------------   -------------    -------------   -------------


Expenses:
    Losses and loss adjustment                    9,028           4,892           23,591          13,150
    Policy acquisition costs, net                 6,869           7,037           23,879          20,612
    Operating                                    20,772          12,984           49,317          36,813
                                           -------------   -------------    -------------   -------------
        Total expenses                           36,669          24,913           96,787          70,575
                                           -------------   -------------    -------------   -------------

Income before income taxes                      166,984         128,505          479,116         369,896

Provision for income taxes                       33,838          27,183           98,797          77,798
                                           -------------   -------------    -------------   -------------

Net income                                     $133,146        $101,322         $380,319        $292,098
                                           =============   =============    =============   =============

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)

                  For the nine months ended September 30, 1998

                 (Dollars in thousands except per share amounts)

                                                                                                   Accumulated
                                             Common Stock          Additional                            Other            Total
                                        --------------------        Paid-in         Retained     Comprehensive    Shareholder's
                                         Shares      Amount         Capital         Earnings        Adjustment           Equity
                                        ---------- ---------  ---------------  --------------  ----------------  -----------------
Balance, January 1, 1998                 100,000     $15,000      $1,139,949      $2,042,323          $166,587        $3,363,859

Comprehensive income:
  Net income                                 ---         ---             ---         380,319               ---           380,319
  Other comprehensive income:
    Change in unrealized
      appreciation of investments
      net of change in deferred
      income taxes of $(41,897)              ---         ---             ---             ---            78,545            78,545
    Change in foreign
      currency translation                   ---         ---             ---             ---             4,717             4,717
                                                                                                                    ------------
        Other comprehensive income                                                                                        83,262
                                                                                                                    ------------
Comprehensive income                                                                                                     463,581
                                                                                                                    ------------
Capital contribution from MBIA Inc.          ---         ---         324,915             ---               ---           324,915
Tax reduction related to tax
  sharing agreement
  with MBIA Inc.                             ---         ---          18,407             ---               ---            18,407

                                        ---------- ------------  ---------------  --------------  ----------------  --------------
Balance, September 30, 1998              100,000     $15,000      $1,483,271      $2,422,642          $249,849        $4,170,762
                                        ========== ============  ===============  ==============  ================  ==============

Disclosure of reclassification
amount:
  Unrealized appreciation of
    investments arising
    during the period                    $93,393
  Reclassification of adjustment,
    net of taxes                         (14,848)
                                        --------
  Net unrealized appreciation,
    net of taxes                         $78,545
                                        ========

                 The accompanying notes are an integral part of
                     the consolidated financial statements.
                                       -5-

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                          Nine months ended
                                                                            September 30
                                                                 -----------------------------------
                                                                      1998                1997
                                                                 ---------------     ---------------
Cash flows from operating activities:
     Net income                                                      $  380,319           $  292,098
     Adjustments to reconcile net income to net
        cash provided by operating activities:
        Increase in accrued investment income                            (4,710)              (8,421)
        Increase in deferred acquisition costs                          (82,668)              (5,737)
        Increase in prepaid reinsurance premiums                        (42,282)             (13,713)
        Increase in deferred premium revenue                            220,801              131,016
        Increase in loss and loss adjustment expense reserves            33,172               13,932
        Depreciation                                                      4,106                2,904
        Amortization of goodwill                                          3,660                3,667
        Amortization of bond discount, net                              (11,693)              (7,391)
        Net realized gains on sale of investments                       (22,981)             (12,974)
        Deferred income taxes                                            14,749               14,296
        Other, net                                                       20,820               70,962
                                                                 ---------------     ---------------
        Total adjustments to net income                                 132,974              188,541
                                                                 ---------------     ---------------

        Net cash provided by operating activities                       513,293              480,639
                                                                 ---------------     ---------------

Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
        of payable for investments purchased                         (2,021,130)          (1,606,108)
     Sale of fixed-maturity securities, net of
        receivable for investments sold                                 700,031              917,679
     Redemption of fixed-maturity securities,
        net of receivable for investments redeemed                      616,504              126,478
     (Purchase) sale of short-term investments, net                    (111,392)               8,345
     (Purchase) sale of other investments, net                             (529)                 565
     Capital expenditures, net of disposals                              (9,434)              (6,924)
                                                                 ---------------     ---------------

        Net cash used by investing activities                          (825,950)            (559,965)
                                                                 ---------------     ---------------

Cash flow from financing activities:
     Capital contribution from MBIA Inc.                                324,915               80,000
                                                                 ---------------     ---------------

        Net cash provided by financing activities                       324,915               80,000
                                                                 ---------------     ---------------

Net increase in cash and cash equivalents                                12,258                  674
Cash and cash equivalents - beginning of period                           3,983                3,288
                                                                 ---------------     ---------------

Cash and cash equivalents - end of period                            $   16,241           $    3,962
                                                                 ===============     ===============

Supplemental cash flow disclosures:
     Income taxes paid                                               $   86,864           $   58,968

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION
------------------------
The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the company's consolidated financial statements and notes thereto for the year ended December 31, 1997. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the company's financial position and results of operations. The results of operations for the nine months ended September 30, 1998 may not be indicative of the results that may be expected for the year ending December 31, 1998. The December 31, 1997 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

2. DIVIDENDS DECLARED
---------------------
No dividends were declared by the company during the nine months ended September 30, 1998.

3. COMPREHENSIVE INCOME
-----------------------
As of January 1, 1998, the company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the company's net income or shareholder's equity. The company's comprehensive income consists of unrealized gains or losses on available-for-sale securities and foreign currency translation adjustments, which are presented net of deferred taxes. Prior to adoption these accounts were reported separately in shareholder's equity.

4. CAPMAC MERGER
----------------
On February 17, 1998 MBIA Inc. and CapMAC Holdings Inc. (CapMAC) consummated a merger. Under the terms of the merger, CapMAC shareholders received 0.4675 of a share of MBIA Inc. common stock for each CapMAC share, for a total of 8,102,255 newly issued shares of MBIA Inc. common stock, the value of which is $536 million. On April 1, 1998, the company assumed the net insured obligations of Capital Markets Assurance Corporation (CapMAC Ins.) in exchange for investments equal to $176.1 million. The cession of the deferred premium revenue (net of prepaid reinsurance premiums) has been reflected as a component of gross premiums written in the second quarter of 1998. Subsequent to the cession MBIA Inc. contributed the common stock of CapMAC Ins. to the company resulting in additional paid-in capital of $324.9 million.

                                       -7-